Exhibit 10.45
FOURTH AMENDMENT TO
STANDARD MULTI-TENANT OFFICE LEASE — GROSS
THIS FOURTH AMENDMENT TO STANDARD MULTI-TENANT OFFICE LEASE — GROSS dated as of February 4, 2010 (this “Fourth Amendment”) is entered into by and between WESTCORE MESA VIEW, LLC, a Delaware limited liability company, and DD MESA VIEW LLC, a California limited liability company (collectively, “Lessor”), and ADVENTRX PHARMACEUTICALS, INC., a Delaware corporation (“Lessee”), with reference to the following:
R E C I T A L S
WHEREAS, George V. Casey and Ellen M. Casey, Trustees of the Casey Family Trust, dated June 22, 1998 (“Original Lessor”), and Lessee entered into that certain Standard Multi-Tenant Office Lease — Gross dated June 3, 2004 (the “Original Lease”), together with that certain Addendum attached thereto (the “Addendum”), as amended by that certain First Amendment to Lease dated May 12, 2005 by and between Original Lessor and Lessee (the “First Amendment”), that certain Second Amendment to Standard Multi-Tenant Office Lease — Gross dated July 22, 2009 by and between Lessor and Lessee (the “Second Amendment”), and that certain Third Amendment to Standard Multi-Tenant Office Lease — Gross dated December 10, 2009 by and between Lessor and Lessee (the “Third Amendment”; the Original Lease, the Addendum, the First Amendment, the Second Amendment and the Third Amendment are sometimes collectively referred to herein as the “Lease”), for the lease of certain premises (the “Existing Premises”), consisting of approximately 3,173 rentable square feet, commonly known as Suite 102 located in that certain building located at 6725 Mesa Ridge Road, San Diego, California (the “Building”). Lessor is the successor-in-interest to Original Lessor under the Lease. During Lessee’s occupancy of the Existing Premises, the Existing Premises have been designated as Suite 100. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and
WHEREAS, Lessor and Lessee desire by this Fourth Amendment to amend the Lease in order to, among other things, (a) relocate Lessee to certain premises (the “New Premises”), consisting of approximately 5,133 rentable square feet, commonly known as Suite 100 of the Building; (b) provide for the rent to be paid by Lessee for the New Premises during the New Premises Term (as defined below); and (c) further amend, modify and supplement the Lease as set forth herein.
NOW, THEREFORE, in consideration of the New Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:
1. Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.
2. Lease of New Premises. Commencing on March 1, 2010 (the “New Premises Commencement Date”), Lessor shall lease to Lessee and Lessee shall lease from Lessor the New Premises in lieu and in place of the Existing Premises. Lessee shall vacate and surrender the Existing Premises to Lessor in the same condition as originally received, ordinary wear and tear excepted, on the New Premises Commencement Date in accordance with the surrender provisions set forth in Paragraph 7.4(c) of the Original Lease. Lessee shall continue to pay Rent for the Existing Premises as provided in the Lease until the later of the New Premises Commencement Date or the date Lessee actually vacates the Existing Premises. The period from the New Premises Commencement Date through the New Expiration Date (as defined in the Third Amendment) shall be referred to herein as the “New Premises Term.”
Lessor’s Initials: DA
Lessee’s Initials: PK

3. Description of Premises. From and after the New Premises Commencement Date, all references to the “Premises” contained in the Lease shall be amended to mean and refer to the New Premises. In addition, the site plan of the Premises attached to the Lease shall be deleted in its entirety and replaced with a new site plan of the New Premises, a copy of which is attached hereto as Exhibit A. Lessor and Lessee hereby acknowledge and agree that the statement of the rentable square footage of the New Premises is not a representation or warranty of the exact number of rentable square feet therein but rather is only a reasonable approximation and that the Base Rent payable under the Lease and Lessee’s Share of Operating Expense Increases are not subject to revision whether or not the actual square footage is more or less than such approximation.
4. Base Rent for New Premises During the New Premises Term. Notwithstanding anything in the Lease to the contrary and in addition to paying all other amounts due under the Lease, Lessee shall pay monthly Base Rent for the New Premises on the first day of each month during the New Premises Term in accordance with the following schedule, but subject to the abatement provisions set forth below:

		Monthly Base
	Monthly Base	Rent for the
Period	Rent PSF	New Premises
March 1, 2010 – January 31, 2011	$1.40	$7,186.20
Consistent with the abatement provisions set forth in the Second Amendment, an amount equal to $2,222.10 shall be abated for the month of April 2010 and an amount equal to $4,442.20 shall be abated for the month of May 2010.
5. Lessee’s Share of Operating Expense Increase. On the New Premises Commencement Date, Lessee’s Share of Operating Expense Increases shall be adjusted to 15.81%.
6. Early Occupancy. Lessee shall, without additional consideration, be entitled to early occupancy of the New Premises commencing on the date Lessee delivers to Lessor (a) an executed original of this Fourth Amendment, and (b) evidence of liability and property insurance covering the New Premises pursuant to Paragraph 8 of the Original Lease, and continuing until the New Premises Commencement Date (the “Early Occupancy Period”); provided that Lessee otherwise complies with all of the terms and conditions of the Lease, with respect to the New Premises during the Early Occupancy Period.
7. Utilities. Lessee shall have all utilities servicing the New Premises transferred to Lessee’s name effective as of the New Premises Commencement Date. Lessee shall have no obligation for utilities servicing the Existing Premises following the later of the new Premises Commencement Date or the date Lessee actually vacates the Existing Premises.
8. Condition of the New Premises. Lessee agrees (i) to accept the New Premises on the New Premises Commencement Date (and by taking possession of the New Premises, Lessee shall be deemed to have accepted the New Premises) as then being suitable for Lessee’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition, and (ii) that neither Lessor nor any of Lessor’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the New Premises for the conduct of Lessee’s business or for any other purpose. Any improvements to be made by Lessee to the New Premises shall be subject to Lessor’s prior consent and Lessee’s compliance with the provisions of the Lease, including, without limitation, Paragraph 7.3 of the Original Lease.
9. Lessor’s Right to Enter and Market the Lab Area. Lessee acknowledges that the New Premises will not be separately demised from certain lab space located adjacent to the New Premises, commonly known as Suite 140, previously leased by Lessee under the Lease and designated as the “Lab Area” on Exhibit A attached hereto (the “Lab Area”), until such time as Lessor enters into a lease of the Lab Area. Lessee acknowledges that Lessee has no option or right to lease the Lab Area and that Lessor will continue to market the Lab Area for lease to third parties. In connection with such marketing efforts, Lessor and its brokers, employees and agents shall have the right to enter the Lab Area through the New Premises at any time with 2-hours notice to Lessee during business hours (i.e., between 9:00 a.m. and 4:00 p.m., Monday through Friday) and upon 24-hours notice to Lessee during non-business hours and weekends. Lessor shall provide Lessee with the opportunity to have a representative present during any such entry through the New Premises during non-business hours and weekends. Lessor’s right to access the Lab Area through the New Premises shall be subject to Lessor’s and its brokers’, employees’ and agents’ compliance with the reasonable rules and regulations of Lessee relating to confidentiality, safety and security, and Lessor shall indemnify and hold Lessee and its officers, directors, employees, agents and representatives harmless from liability resulting from the lack of such compliance. In the event that Lessor enters into a lease of the Lab Area or any portion thereof, Lessor shall, at Lessor’s sole cost and expense, separately demise the New Premises from the Lab Area.
Lessor’s Initials: DA
Lessee’s Initials: PK

10. Parking. Effective on the New Premises Commencement Date, Lessee’s parking spaces shall be increased to nineteen (19) spaces. All parking shall continue to be on a non-reserved basis.
11. Estoppel. Lessee hereby certifies and acknowledges, that as of the date hereof (a) Lessor is not in default in any respect under the Lease, (b) Lessee does not have any defenses to its obligations under the Lease, (c) Lessor is holding a Security Deposit in the amount of $2,221.10 under the Lease, and (d) there are no offsets against rent payable under the Lease. Lessee acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Lessor in entering into this Fourth Amendment; (ii) such representations are being made by Lessee for purposes of inducing Lessor to enter into this Fourth Amendment; and (iii) Lessor is relying on such representations in entering into this Fourth Amendment.
12. Brokers. Lessee hereby represents and warrants to Lessor that Lessee has not entered into any agreement or taken any other action which might result in any obligation on the part of Lessor to pay any brokerage commission, finder’s fee or other compensation with respect to this Fourth Amendment and Lessee agrees to indemnify and hold Lessor harmless from and against any losses, damages, costs or expenses (including without limitation, attorneys’ fees) incurred by Lessor by reason of any breach or inaccuracy of such representation or warranty.
13. Ratification. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this Fourth Amendment, this Fourth Amendment shall control.
14. Attorneys’ Fees. Should either party institute any action or proceeding to enforce or interpret this Fourth Amendment or any provision thereof, for damages by reason of any alleged breach of this Fourth Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include attorneys’ fees, accountants’ fees, and any and all consultants’ and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.
15. Submission. Submission of this Fourth Amendment by Lessor to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligations on Lessor shall arise under this Fourth Amendment unless and until this Fourth Amendment is fully signed and delivered by Lessor and Lessee.
16. Counterparts. This Fourth Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
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Lessor’s Initials: DA
Lessee’s Initials: PK

IN WITNESS WHEREOF, this Fourth Amendment has been executed by the parties as of the date first referenced above.

“Lessor”

WESTCORE MESA VIEW, LLC, a Delaware limited liability company

By:	MRB Manager, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Don Ankeny Don Ankeny Authorized Signatory

DD MESA VIEW LLC, a California limited liability company

By:	MRB Manager, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Don Ankeny

Don Ankeny Authorized Signatory

“Lessee”

ADVENTRX PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Patrick Keran

Patrick Keran President & Chief Operating Officer
Lessor’s Initials: DA
Lessee’s Initials: PK

EXHIBIT A
SITE PLAN OF NEW PREMISES
Lessor’s Initials: DA
Lessee’s Initials: __

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